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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material under (S)240.14a-12


                           PRIDE INTERNATIONAL, INC.
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                (Name of Registrant as Specified in its Charter


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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     Pride International, Inc., a Louisiana corporation ("Pride"), and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the proposed mergers (collectively, the "Merger") of Pride with and into PM Merger, Inc., a Delaware corporation and wholly owned subsidiary of Pride ("Newco"), and Marine Drilling Companies, Inc., a Texas corporation ("Marine"), with and into AM Merger, Inc., a Delaware corporation and wholly owned subsidiary of Pride ("Merger Sub"), including the issuance of shares of Pride common stock in connection therewith, pursuant to the Agreement and Plan of Merger, dated as of May 23, 2001, by and among Pride, Newco, Marine and Merger Sub. The participants in this solicitation may include the directors of Pride (Paul A. Bragg, James B. Clement, Remi Dorval, Jorge E. Estrada M., Christian J. Boon Falleur, William E. Macaulay, Ralph D. McBride and James T. Sneed); and the executive officers of Pride (Mr. Bragg, James W. Allen, John R. Blocker, Jr., David A. Bourgeois, Gary W. Casswell, Marcelo D. Guiscardo, Earl
W. McNiel, John O'Leary and Robert W. Randall).

     As of April 2, 2001, other than Mr. Macaulay (who may be deemed to beneficially own, but disclaims such beneficial ownership of, approximately 15% of Pride common stock), none of the foregoing participants beneficially owned individually in excess of 1% of Pride common stock. Not including Mr. Macaulay, the participants, in the aggregate, beneficially owned approximately 3% of Pride
common stock as of that date.   Under Pride's 1993 Directors' Stock Option Plan,
as amended, approval of the Merger by the board of directors of Pride has resulted in the acceleration of the exercisability of outstanding options to purchase Pride common stock issued thereunder. The Merger Agreement provides that, at the effective time of the Merger, Messrs. Bragg, Estrada, Macaulay and McBride will become directors of Newco and the following persons will become executive officers of Newco: Mr. Bragg (President and Chief Executive Officer), Mr. Allen (Senior Vice President and Chief Operating Officer) and Mr. McNiel (Chief Financial Officer). For additional information about the interests of the foregoing participants in the transaction, please refer to the proxy statement on Schedule 14A for Pride's 2001 annual meeting of shareholders filed with the Securities and Exchange Commission ("SEC") and to the joint proxy statement/prospectus to be filed with the SEC in connection with the Merger.